EXHIBIT 2

                              STOCKHOLDER AGREEMENT

THIS STOCKHOLDER AGREEMENT, dated as of October 8, 1997, by and between UNITED STATES FILTER CORPORATION, a Delaware corporation ("USF"), and the stockholder listed on the signature page hereof (the "Stockholder");

                                   WITNESSETH:

            WHEREAS, the Stockholder, as of the date hereof, is the owner of the number of shares of Common Stock, par value $.0063 per share (the "Common Stock"), of PURO WATER GROUP, INC., a Delaware corporation (the "Company"), set forth below the name of the Stockholder on the signature page hereof (the "Shares");

            WHEREAS, in reliance upon the execution and delivery of this Agreement, USF and a wholly-owned subsidiary of USF ("Sub") will enter into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), with the Company which provides, among other things, that upon the terms and subject to the conditions thereof, Sub will be merged with and into the Company, and the Company will become a wholly-owned subsidiary of USF (the "Merger") and that upon consummation of the Merger, each issued and outstanding share of the Common Stock of the Company will be converted into a fraction of a share of Common Stock of USF as shall be determined by dividing $7.20 by the average market price of the Common Stock of USF as defined in the Merger Agreement; and

            WHEREAS, to induce USF to enter into the Merger Agreement and to incur the obligations set forth therein, the Stockholder is entering into this Agreement pursuant to which the Stockholder agrees to vote in favor of the Merger and certain other matters as set forth herein, and to make certain agreements with respect to the Shares upon the terms and conditions set forth herein;

            NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

            Section 1. VOTING OF SHARES; PROXY. The Stockholder agrees that until the earlier of the Effective Time (as defined in the Merger Agreement) and the date on which the Merger Agreement is terminated in accordance with Article VII thereof (the earliest thereof being hereinafter referred to as the "Expiration Date"), the Stockholder shall vote all Shares owned by the Stockholder at any meeting of the Company's stockholders (whether annual or special and whether or not an adjourned meeting), or, if



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applicable,  take action by written consent (i) for adoption and approval of the
Merger Agreement and in favor of the Merger and any other transaction contemplated by the Merger Agreement as such Merger Agreement may be modified or amended from time to time and (ii) against any action, omission or agreement which would or could impede or interfere with, or have the effect of
discouraging,   the  Merger,  including,  without  limitation,  any  Acquisition
Transaction (as defined in the Merger Agreement) other than the Merger. Any such vote shall be cast or consent shall be given in accordance with such procedures relating thereto as shall ensure that it is duly counted for purposes of determining that a quorum is present and for purposes of recording the results of such vote or consent.

                  At the request of USF, the Stockholder, in furtherance of the transactions contemplated hereby and by the Merger Agreement, and in order to secure the performance by the Stockholder of his or her duties under this Agreement, shall promptly execute, in accordance with the provisions of Section 212 of the Delaware General Corporation Law, and deliver to USF, an irrevocable proxy, substantially in the form of Annex A hereto, and irrevocably appoint USF or its designees, with full power of substitution, his attorney and proxy to vote, or, if applicable, to give consent with respect to, all of the Shares owned by the Stockholder in respect of any of the matters set forth in, and in accordance with the provisions of, clauses (i) and (ii) above of Section 1(a). The Stockholder acknowledges that the proxy executed and delivered by him or her shall be coupled with an interest, shall constitute, among other things, an inducement for USF to enter into the Merger Agreement, shall be irrevocable and shall not be terminated by operation of law upon the occurrence of any event, including, without limitation, the death or incapacity of the Stockholder.
Notwithstanding any provision contained in such proxy, such proxy shall terminate upon the Expiration Date.

            Section 2. COVENANTS OF THE STOCKHOLDER. The Stockholder covenants and agrees for the benefit of USF that, until the Expiration Date, he or she will:

            (a) not sell, transfer, pledge, hypothecate, encumber, assign, tender or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, pledge, hypothecation, encumbrance, assignment, tender or other disposition of, any of the Shares owned by him or her or any interest therein;

            (b) other than as expressly contemplated by this Agreement, not grant any powers of attorney or proxies or consents in respect of any of the Shares owned by him or her, deposit any of the Shares owned by him or her into a voting trust, enter into a voting agreement with respect to any of the

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


   Shares owned by him or her or otherwise restrict the ability of the holder of any of the Shares owned by him or her freely to exercise all voting rights with respect thereto;

            (c) not, and he or she shall direct and use his best efforts to cause his or her agents and representatives not to, initiate, solicit or encourage, directly or indirectly, any inquiries or the making or implementation of any Acquisition Proposal or engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal. The Stockholder shall immediately cease and cause to be terminated any existing activities, including discussions or negotiations with any parties, conducted heretofore with respect to any of the foregoing and will take the necessary steps to inform his or her agents and representatives of the obligations undertaken in this Section 2(c). The Stockholder shall notify USF immediately if any such inquiries or proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with, him or her;

            (d) not take any action whatsoever that, based on advice from USF's or the Company's independent auditors would or could prevent the Merger from qualifying for "pooling of interests" accounting treatment; and

            (e) use his or her best efforts to take, or cause to be taken, all action, and do, or cause to be done, all things necessary or advisable in order to consummate and make effective the transactions contemplated by this Agreement and the Merger Agreement, including, without limitation, to enter into an affiliate's letter agreement substantially in the form of Exhibit B to the Merger Agreement.


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

            Section 3. COVENANTS OF USF. USF covenants and agrees for the benefit of the Stockholder that (a) immediately upon execution of this
Agreement,  USF  shall  enter  into the  Merger  Agreement,  and (b)  until  the
Expiration Date, it shall use all reasonable efforts to take, or cause to be taken, all action, and do, or cause to be done, all things necessary or advisable in order to consummate and make effective the transactions contemplated by this Agreement and the Merger Agreement, consistent with the terms and conditions of each such agreement; PROVIDED, HOWEVER, that nothing in this Section 3 or any other provision of this Agreement is intended, nor shall it be construed, to limit or in any way restrict USF's right or ability to exercise any of its rights under the Merger Agreement.

            Section 4. REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER. The Stockholder represents and warrants to USF that: (a) the execution, delivery and performance by the Stockholder of this Agreement will not conflict with, require a consent, waiver or approval under, or result in a breach of or default under, any of the terms of any contract, commitment or other obligation (written or oral) to which the Stockholder is bound; (b) this Agreement has been duly executed and delivered by the Stockholder and constitutes a legal, valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms; (c) the Stockholder is the sole owner of the Shares and the Shares represent all shares of Common Stock owned by the Stockholder at the date hereof, and the Stockholder does not have any right to acquire, nor is he or she the "beneficial owner" (as such term is defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of, any other shares of any class of capital stock of the Company or any securities convertible into or exchangeable or exercisable for any shares of any class of capital stock of the Company (other than shares subject to options granted by the Company); (d) the Stockholder has full right, power and authority to execute and deliver this Agreement and to perform his or her obligations hereunder, subject only to any interest which the spouse of the Stockholder may have in the Shares owned by the Stockholder, such spouse having executed a Stockholder Agreement in his or her own right; and (e) the Stockholder owns the Shares free and clear of all liens, claims, pledges, charges, proxies, restrictions, encumbrances, voting trusts and voting agreements of any nature whatsoever other than as provided by this Agreement. The representations and warranties contained herein shall be made as of the date hereof and as of each day from the date hereof through and including the Effective Time (as defined in the Merger Agreement).

            Section 5. ADJUSTMENTS; ADDITIONAL SHARES. In the event (a) of any stock dividend, stock split, merger (other than the Merger), recapitalization, reclassification, combination, exchange of shares or the like of the capital stock of the Company on, of or affecting the Shares or (b) that the Stockholder shall become the beneficial owner of any additional shares of Common Stock or other securities entitling the holder thereof to vote or give consent with respect to the matters set forth in Section 1, then the terms of this Agreement shall apply to the shares of capital stock or other instruments or documents held by the Stockholder immediately following the effectiveness of the events described in clause (a) or the Stockholder becoming the beneficial owner thereof as described in clause (b), as though, in either case, they were Shares hereunder.

            Section  6.  LEGEND.   Concurrently   with  the  execution  of  this
Agreement, the Stockholder is surrendering to the Company the certificates representing the Shares, and is hereby requesting



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

that the following legend be placed on the certificates representing such Shares and shall request that such legend remain thereon until the Expiration Date:

      "The shares of capital stock represented by this certificate are subject to a Stockholder Agreement, dated as of October 8, 1997, between _____________ and United States Filter Corporation, which, among other things, restricts the sale or transfer of such shares except in accordance therewith and contains certain voting restrictions to which such shares are subject."

In the event that the Stockholder shall become the beneficial owner of any additional shares of Common Stock or other securities entitling the holder thereof to vote or give consent with respect to the matters set forth in Section 1, the Stockholder shall, upon acquiring such beneficial ownership, surrender to the Company the certificates representing such shares or securities and request that the foregoing legend be placed on such certificates and remain thereon until the Expiration Date. In the event that USF requests that an irrevocable proxy be executed and delivered by the Stockholder to it pursuant to Section 1, the Stockholder shall promptly surrender to the Company the certificates representing the Shares covered by such proxy and cause the foregoing legend to be revised to replace at the end of such legend the words "and contains certain voting restrictions to which such shares are subject" with the following:

      ", and such shares are also subject to an irrevocable proxy provided under
   Section 212 of the Delaware General Corporation Law "

The Stockholder shall provide USF with satisfactory evidence of his or her compliance with this Section 6 on or prior to the date five business days after the execution hereof or of the request relating to the Stockholder's proxy, as the case may be.

            Section 7. SPECIFIC PERFORMANCE. The Stockholder acknowledges that the agreements contained in this Agreement are an integral part of the transactions contemplated by the Merger Agreement, and that, without these agreements, USF would not enter into the Merger Agreement, and acknowledges that damages would be an inadequate remedy for any breach by him or her of the provisions of this Agreement. Accordingly, the Stockholder and USF each agree that the obligations of the parties hereunder shall be specifically enforceable and neither party shall take any action to impede the other from seeking to enforce such right of specific performance.

            Section 8. NOTICES. All notices, requests, claims, demands and other communications hereunder shall be effective upon


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

receipt (or refusal of receipt), shall be in writing and shall be delivered in person, by telecopy or telefacsimile, by telegram, by next-day courier service, or by mail (registered or certified mail, postage prepaid, return receipt requested) to the Stockholder at the address listed on the signature page hereof, and to USF c/o U.S. Filter/Consumer Products, Inc., 225 Second Street, S.E., Cedar Rapids, Iowa 52401, Attention: Caroline D. Giddings, (319) 298-1154, or to such other address or telecopy number as any party may have furnished to the other in writing in accordance herewith.

            Section 9. BINDING EFFECT; SURVIVAL. Upon execution and delivery of this Agreement by USF, this Agreement shall become effective as to the Stockholder at the time the Stockholder executes and delivers this Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, personal representatives, successors and assigns.

            Section 10. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to agreements made and to be performed entirely within such State.

            Section 11. COUNTERPARTS. This Agreement may be executed in two counterparts, both of which shall be an original and both of which together shall constitute one and the same agreement.

            Section 12. EFFECT OF HEADINGS. The section headings herein are for convenience of reference only and shall not affect the construction hereof.

            Section 13. ADDITIONAL AGREEMENTS; FURTHER ASSURANCE. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement. The Stockholder will provide USF with all documents which may reasonably be requested by USF and will take reasonable steps to enable USF to obtain all rights and benefits provided it hereunder.

            Section 14. AMENDMENT; WAIVER. No amendment or waiver of any provision of this Agreement or consent to departure therefrom shall be effective unless in writing and signed by USF and the Stockholder, in the case of an amendment, or by the party which is the beneficiary of any such provision, in the case of a waiver or a consent to depart therefrom.


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



            IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto all as of the day and year first above written.

                              UNITED STATES FILTER CORPORATION


                              By:    /s/ Randall C. Easton
                                     -------------------------------
                              Name:  Randall C. Easton
                              Title: Senior Vice President






STOCKHOLDER


----------------------------------
Name:
Address:


Number of Shares:



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